MANAGEMENT CONSULTING AGREEMENT

THIS AGREEMENT is dated effective as of the 24th day of February, 2009 (the “Effective Date”).

BETWEEN:

JASON S. MITCHELL, of 87 Fountainhead Circle Henderson, NV 89052

(hereinafter called the ”Consultant”)

OF THE FIRST PART

AND:

ROYAL MINES AND MINERALS CORP., a company incorporated under the laws of the State of Nevada

(hereinafter called the “Company”)

OF THE SECOND PART

WHEREAS:

A. The Company is in the business of acquiring, exploring and developing mineral properties;

B. The Consultant has acted as the Chief Financial Officer and Treasurer of the Company since February 1, 2008 and has acted as the Secretary of the Company since November 19, 2008; and

C. The Consultant and the Company now wish to define their relationship in accordance with the terms and conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. ENGAGEMENT AS A CONSULTANT

1.1 The Company hereby engages the Consultant as a consultant to provide the services of the Consultant in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

2. TERM OF THIS AGREEMENT

2.1 The term of this Agreement shall be three (3) years, commencing on the Effective Date, unless this Agreement is earlier terminated in accordance with the terms of this Agreement or extended by the Board of Directors of the Company.

3. CONSULTING SERVICES

3.1 The Consultant agrees to act as Chief Financial Officer, Secretary and Treasurer of the Company and to perform the following services and undertake the following responsibilities and duties to the Company as consulting services (the "Consulting Services"):

(a)	exercising general direction and supervision over the business and financial affairs of the Company;

(b)	providing overall direction to the management of the Company;

(c)	reporting directly to the Board of Directors of the Company; and

(d)

performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the board of directors of the Company in the Consultant’s capacity as Chief Financial Officer, Secretary and Treasurer, provided such duties are within the scope of the Company’s business and implementation of the Company’s business plan.

3.2 The Consultant shall devote such attention and energies to the business affairs of the Company as may be reasonably necessary for the discharge of his duties as Chief Financial Officer, Secretary and Treasurer, provided, however, the Consultant may engage in reasonable investment and other personal activities that do not interfere with the Consultant's obligations hereunder.

3.3 The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

4. CONSULTING FEE

4.1 During the term of this Agreement, the Company shall pay the Consultant a consulting fee in consideration of the provision of the Consulting Services equal to $12,000 US per month (the “Consultant Fee”).

4.2 The Consultant Fee shall be payable by the Company to the Consultant on the first business day of each month during the term of this Agreement.

4.3 The Company shall issue 3,000,000 shares of the Company’s Common Stock (the “Shares”) to the Consultant. All 3,000,000 Shares issued will be treated as granted on the Effective Date at a price equal to that of the fair market value on the close of trading on the Effective Date but not to exceed $0.05 per share USD. The Shares will be distributed to the Consultant on the following basis:

(a)	750,000 shares of the Company’s common stock on execution of this Agreement;

(b)	750,000 shares of the Company’s common stock on March 1, 2009;

(c)	750,000 shares of the Company’s common stock on March 1, 2010; and

(d)	750,000 shares of the Company’s common stock on March 1, 2011.

In the event that this Consulting Agreement shall be terminated by the Consultant or the Company prior to March 1, 2011, then any shares not distributed to the Consultant prior to the date of termination shall be returned to the Company for cancellation and the Consultant shall execute such documents as may be necessary to give effect to the cancellation.

4.4 The Consultant acknowledges and agrees that the certificates representing the Shares will be “restricted shares”, as contemplated under United States Securities Act of 1933, and will be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.”

5. REIMBURSEMENT OF EXPENSES

5.1 The Company will pay to the Consultant, in addition to the Consulting Fee, the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant in provision of the Consulting Services, provided the Consultant has obtained the prior written approval of the Company.

6. TERMINATION

6.1 The Company may terminate this Agreement:

(a)	at any time on sixty days’ notice; or

(b)	without notice upon the occurrence of any of the following events of default (each an “Event of Default”):

(i)	the Consultant’s commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(ii)	the neglect or breach by the Consultant of his material obligations or agreements under this Agreement; or

(iii)	the Consultant’s refusal to follow lawful directives of the Board,

provided that notice of the Event of Default has been delivered to the Consultant and provided the Consultant has failed to remedy the default within thirty days of the date of delivery of notice of the Event of Default.

6.2 The Consultant may terminate this Agreement at any time upon sixty days’ notice.

6.3 On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

7. PROPRIETARY INFORMATION AND DEVELOPMENTS

7.1 The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consulting Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, property acquisition opportunities and business relationships with banks, lenders and other parties not otherwise publicly available.

8. RELIEF

8.1 The Consultant hereby expressly acknowledges that any breach or threatened breach by the Consultant of any of the terms set forth in Section 7 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

9. PARTIES BENEFITED; ASSIGNMENTS

9.1 This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

10. NOTICES

10.1 Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 10. Notices shall be deemed given when delivered.

11. GOVERNING LAW

11.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and each party hereto adjourns to the jurisdiction of the courts of the State of Nevada.

12. REPRESENTATIONS AND WARRANTIES

12.1 The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

13. MISCELLANEOUS

13.1 This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

13.2 This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

13.3 No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

13.4 A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

13.5 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

13.6 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

13.7 The Consultant acknowledges and agrees that O'Neill Law Group PLLC has acted solely as legal counsel for the Company and that the Consultant has been advised to obtain independent legal advice prior to execution of this Agreement.

13.8 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

/s/ Jason S. Mitchell
JASON S. MITCHELL

ROYAL MINES AND MINERALS CORP.
by its authorized signatory:

/s/ K. Ian Matheson
K. IAN MATHESON, CEO